UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2005

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas (Address of Principal Executive Offices)		77019 (Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 17, 2005, Copano Energy, L.L.C. (the “Company”) issued a press release announcing that its Board of Directors has declared a quarterly distribution of $0.50 per Common Unit and Subordinated Unit with respect to the period from July 1 through September 30, 2005 (the “Distribution”).  The Distribution shall be payable on November 14, 2005 to holders of record of the Common Units and Subordinated Units on November 1, 2005. The Company will also make a concurrent quarterly distribution of $0.55 per unit with respect to its Class B units in the event that its unitholders do not approve the conversion of the Class B units into Common Units at a special meeting to be held on October 27, 2005. The Class B Unit distribution represents a quarterly distribution equal to 110% of the distribution to be received by the Common Units, which is applicable until the conversion is approved.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release issued October 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: October 18, 2005	By:	/s/ Douglas L. Lawing
	Name:	Douglas L. Lawing
	Title:	Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued October 17, 2005